SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 12, 2010, Mark Laramie was elected to the registrant’s board of directors and appointed as the Chief Executive Officer (“CEO”) of the registrant.  Mr. Laramie was also appointed to the Audit Committee and the Compensation Committee of the Board of Directors.

Mr. Laramie is 59 years of age.  Mr. Laramie is a restaurant executive with over 30 years’ experience in growing companies and expanding regional brands into national and international markets.  Mr. Laramie has extensive experience in retail operations, franchising, brand management and organizational development.  From 1983 to 1998 he was the Group VP of Franchising for Little Caesars Enterprises Inc. overseeing 600 franchise entities consisting of more than 3,500 Little Caesars restaurants.  He also was the managing partner of a 53-store franchisee of Little Caesars.  From 1998 to 2001 he was the Chief Operating Officer of Quiznos Classic Subs and then President/CEO of Quiznos of Canada and the UK.  From 2002to 2006 he was President/COO of Papa Murphys International where he helped build that chain to over 1000 restaurants. . Since 2007, Mr. Laramie has been the CEO/Chairman of Pinnacle Restaurant Group, a restaurant operating and franchising company and FranExecs Consulting Group, a restaurant consulting company.

Mr. Laramie will receive an annual salary of $225,000 and option to purchase 6,000,000 shares of the registrant’s common stock at $0.14 per share (the market price as of his election date).

Information about Mr. Laramie is contained in the press release which has been filed as an exhibit to this current report.

The registrant is dividing its current CEO/President role.  Marc Geman will continue to be the President of the registrant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
 Pursuant to the registrant’s Bylaws, the Board of Directors amended the Bylaws such that the first sentence of Article III, section 2, was deleted in its entirety and replaced with the following:

“Subject to the rights of holders of Preferred Stock, the authorized number of directors shall be not less than five nor more than fifteen, or as otherwise fixed in accordance with the Certificate of Incorporation.”

The Board of Directors set the number of Directors at 8 members.

Item 9.01    Financial Statements and Exhibits

Regulation S-K Number	Document

99.1	Press release dated April 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

April 14, 2010	By: /s/ Arnold Tinter
Arnold Tinter Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

99.1	Press release dated April 14, 2010